                                                                    EXHIBIT 10.7


                         COMMON STOCK PURCHASE AGREEMENT

                                  by and among

                    EVANS SYSTEMS, INC., a Texas corporation

                                       and

                  MAURITZ & COUEY, a Texas general partnership

                           Dated as of June __, 2002

                                Table of Contents

                                                                       Page

1.       PURCHASE AND SALE OF STOCK......................................1

         1.1      Sale and Issuance of Common Stock......................1

         1.2      Closing................................................1

         1.3      Use of Proceeds........................................1

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................1

         2.1      Organization, Good Standing and Qualification..........2

         2.2      Capitalization and Voting Rights.......................2

         2.3      Subsidiaries...........................................2

         2.4      Authorization..........................................2

         2.5      Governmental Consents..................................3

         2.6      Litigation.............................................3

         2.7      Title to Property and Assets...........................3

         2.8      Financial Statements...................................4

         2.9      Books and Records; Bylaws..............................4

         2.10     Material Contracts.....................................4

         2.11     Rights of Registration.................................5

         2.12     Proprietary Rights.....................................5

         2.13     No Conflict of Interest................................5

         2.14     Tax Returns............................................6

         2.15     Permits; Compliance with Laws..........................6

         2.16     Compliance with Other Instruments......................7

         2.17     Certain Action; Indebtedness...........................7

         2.18     Changes................................................7

         2.19     Employees; Employee Compensation.......................8

         2.20     Employee Benefit Plans.................................9

         2.21     Insurance.............................................10

         2.22     Environmental and Safety Laws.........................10

         2.23     Real Property.........................................10

         2.24     Development and Marketing Rights......................11

         2.25     Representations Regarding the Restructuring...........11

                               TABLE OF CONTENTS
                                  (continued)

         2.26     Disclosure............................................12

3.       REPRESENTATIONS AND WARRANTIES AND COVENANTS OF PURCHASERS TO
         THE COMPANY....................................................12

         3.1      Authorization.........................................13

         3.2      Purchase Entirely for Own Account.....................13

         3.3      Disclosure of Information.............................13

         3.4      Investment Experience.................................13

         3.5      Restricted Securities.................................13

         3.6      Further Limitations on Disposition....................13

         3.7      Legends...............................................14

4.       INDEMNIFICATION................................................14

         4.1      Indemnification of Purchaser Indemnitees..............14

         4.2      Indemnification of Company Indemnitee.................14

5.       CONDITIONS OF PURCHASERS OBLIGATIONS AT CLOSING................14

         5.1      Representations and Warranties........................14

         5.2      Performance...........................................14

         5.3      Compliance Certificate................................15

         5.4      Qualifications........................................15

         5.5      Proceedings and Documents.............................15

         5.6      Business Activities...................................15

         5.7      Management Agreement..................................15

         5.8      Board of Directors....................................15

         5.9      Indemnification Agreements............................15

         5.10     Good Standing.........................................15

         5.11     The Restructuring.....................................15

         5.12     Evans Option Package..................................15

6.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.............15

         6.1      Representations and Warranties........................16

         6.2      Qualifications........................................16

7.       MISCELLANEOUS..................................................16

                               TABLE OF CONTENTS
                                  (continued)

         7.1      Successors and Assigns................................16

         7.2      Governing Law.........................................16

         7.3      Counterparts..........................................16

         7.4      Titles and Subtitles..................................16

         7.5      Notices...............................................16

         7.6      Finder's Fee..........................................16

         7.7      Costs and Expenses....................................17

         7.8      Amendment and Waivers.................................17

         7.9      Severability..........................................17

         7.10     Entire Agreement......................................17

         7.11     Survival of Warranties................................17

         7.12     Attorneys' Fees.......................................17

                               EVANS SYSTEM, INC.

                         COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June __, 2002, by and among Evans Systems, Inc., a Texas corporation (the "Company"), and Mauritz & Couey, a Texas general partnership (the "Purchaser").

                                    RECITALS

     WHEREAS, the Purchaser desires to purchase from the Company an aggregate of 3,085,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"), and the Company desires to issue and sell to the Purchaser the Shares, on the terms and subject to the conditions specified herein.

     WHEREAS, this transaction is part of a series of transactions involving the restructuring of debt of the Company and changes in management of the Company.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. Purchase and Sale of Stock.

     1.1 Sale and Issuance of Common Stock. On and subject to the terms and conditions of this Agreement, at the Closing (defined below) Purchaser agrees to purchase, and the Company agrees to sell to Purchaser, the Shares, at a purchase price of $0.05 per share (representing an aggregate investment of $150,000 which, upon issuance, will represent approximately 46% of the issued and outstanding capital stock of the Company, without giving effect to the issuance of the Shares.

     1.2 Closing. The closing of the transactions set forth in Section 1.1 above shall take place at the offices of Squire, Sanders & Dempsey L.L.P., Two Renaissance Square, Suite 2700, Phoenix, Arizona 85004-4498, concurrently with the execution and delivery of this Agreement or at such other time and place as the Company and the Purchaser mutually agree upon, either orally or in writing (which time and place are designated as the "Closing"). At the Closing, (i) the Company will deliver to the Purchaser the various documents referred to in
Section 4 below; (ii) the Purchaser will deliver to the Company the various certificates, instruments and documents referred to in Section 5 below; and
(iii) the Company shall deliver to the Purchaser a stock certificate registered in the Purchaser's name representing the Shares against payment of the purchase price therefore by check, wire transfer of immediately available funds to an account designated by the Company or other means acceptable to the Company.

     1.3 Use of Proceeds. The Company shall use the proceeds of the sale of the Shares for its working capital and general corporate purposes.

     2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached as Exhibit A hereto (the "Schedule of Exceptions") or in the Company's Form 10-K for the fiscal year ended September 30, 2001 or Form 10-Q for the quarterly period ended March 31, 2002 (the "Company's SEC Filings"), the Company makes the following representations and warranties to the Purchaser as of the date hereof and as of the date of the Closing, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder as set forth in Section 7.11 hereof.

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted. On or before the Closing, the Company will have the power to execute and deliver this Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"); to issue and sell the Shares; and to carry out the provisions of this Agreement and any Ancillary Agreements. The Company is duly qualified and authorized as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, properties, prospects or financial condition of the Company.

     2.2 Capitalization and Voting Rights. The authorized capital stock of the Company consists, or will consist, on or before the Closing, of:

          (a) Preferred Stock. One million five hundred thousand (1,500,000) shares of Preferred Stock (the "Preferred Stock"), none of which is outstanding prior to the Closing.

          (b) Common Stock. Fifteen million (15,000,000) shares of Common Stock (the "Common Stock"), of which six million, seven hundred fifty nine thousand, eight hundred thirty one (6,759,831) shares will be issued and outstanding upon the Closing. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws, or pursuant to valid exemptions therefrom. The Company has reserved Thirteen Thousand Six Hundred (13,600) shares of Common Stock for issuance to advisors, employees, directors and consultants of the Company under compensatory arrangements that have been approved by the Board of Directors of the Company (the "Option Agreements"). There are options for an aggregate of Nine Hundred Seventy Thousand Six Hundred (970,600) shares of Common Stock outstanding, and options Zero (0) shares of Common Stock remain available for future grant.

          (c) Except as set forth on Schedule 2.2(c) or in the Company's SEC Filings and for currently outstanding options to purchase Nine Hundred Seventy Thousand Six Hundred (970,600) shares of Common Stock pursuant to the Option Agreements, there are no outstanding options, warrants, rights (including conversion, preemptive rights, rights of first refusal or other similar rights) or proxy or stockholder agreements of any kind for the purchase or acquisition from the Company of any shares of its capital stock or other securities convertible into shares of equity securities of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, no stockholder or optionholder of the Company is a party to any agreement or understanding with respect to the voting or transfer of any security of the Company, the voting of a director or with respect to any other aspect of the Company's affairs.

     2.3 Subsidiaries. Except as set forth on Schedule 2.3 or in Exhibit 21 to the Company's SEC Filings, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     2.4 Authorization. All corporate action on the part of the Company and its respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Management Agreement, which is substantially in the from attached hereto as Exhibit B (the "Management Agreement") and any Ancillary Agreements; the performance of all obligations of the Company hereunder and thereunder; and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement, the Management Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Shares being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and will be subject to the truth and accuracy of the Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws. To the Company's knowledge, no person acting on its behalf has taken any action (including, without limitation, any offering of any securities of the Company under circumstances which require the integration of such offering with the offering of the Shares under the Securities Act and the rules and regulations of the SEC thereunder) that might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

     2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Management Agreement or in connection with the performance by the Company of any of its obligations hereunder or thereunder including but not limited to, the valid offer, issue, sale or delivery of the Shares, except for the filings pursuant to applicable federal securities laws and the respective rules thereunder.

     2.6 Litigation. Except as set forth on Schedule 2.6 or in the Company's SEC Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its properties or assets that questions the validity of this Agreement, Management Agreement or any of the Ancillary Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby or thereby or that is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects or financial condition of the Company or in any material change in the current equity ownership of the Company. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to or, to the Company's knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company currently pending, or to the Company's knowledge, threatened or that the Company intends to initiate.

     2.7 Title to Property and Assets. Except as set forth on Schedule 2.7 or in the Company's SEC Filings, the Company has good and valid title to its properties and assets, free and clear of all mortgages, liens, loans and encumbrances. With respect to the property and assets leased by the Company, the Company is in compliance with such leases and the Company holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.8 Financial Statements. The Company has delivered to the Purchaser its audited condensed consolidated balance sheets as of September 30, 2001, and the related condensed consolidated statements of operations, stockholders' equity and cash flow for the period then ended, and its unaudited condensed consolidated balance sheets as of March 31, 2002, and the related condensed consolidated statements of operations, stockholders' equity and cash flow for the six-month period then ended (these financial statements being collectively referred to as the "Financial Statements"), as filed with the Securities and Exchange Commission. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods indicated, are consistent with each other and accurately set out and describe in all material respects the financial condition and operating results of the Company for such periods, except, in the case of the Financial Statements that are unaudited, which do not contain footnotes and are subject to nonrecurring year-end adjustments resulting upon audit of the Company, which adjustments in the aggregate will not be material to the financial condition of the Company. Except as set forth in the Financial Statements or Schedule 2.8, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2002 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as set forth on Schedule 2.8 or in the Company's SEC Filings, the Company is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

     2.9 Books and Records; Bylaws. The copies of the minute books of the Company provided to the Purchaser contain minutes of all meetings of the members of the Company and directors and stockholders and all actions by written consent without a meeting by the directors and stockholders of the Company since the date of the formation and incorporation of the Company and accurately reflects all actions by the directors (and any committee of such) and stockholders with respect to all transactions referred to in such minutes in all material respects. The Company's stock ledger, as provided to the Purchaser, is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The Bylaws of the Company are in the form provided to the Purchaser.

     2.10 Material Contracts. Schedule 2.10 contains a true, correct and complete list and description of all of the contractual obligations to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in an amount exceeding $[35,000]; (ii) the license of any patent, copyright, trade secret or any other proprietary right material to the Company's business, to or from the Company;
(iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) any other obligation which could reasonably be considered material to the business, operating results or financial condition of the Company (collectively, the "Material Contracts"). Each Material Contract is a valid and binding agreement of Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)). Except for any nonperformance that in the aggregate has or results in no material adverse effect to the business, properties, assets, operating results or financial condition of the Company, to the knowledge of the Company, it has fulfilled all obligations required pursuant to each Material Contract to have been performed by it as of the Closing. The Company is not in default or breach, nor to its knowledge is any third party in default or breach, under or with respect to any Material Contract, except for such default or breach that would not have a material adverse effect on the business, properties, assets, operating results, prospects or financial condition of the Company.

     2.11 Rights of Registration. Except as set forth on Schedule 2.11, the Company is not under any contractual obligation and has not granted any rights to register any of its currently outstanding securities under the Securities Act.

     2.12 Proprietary Rights.

     (a) To its knowledge, the Company owns, has licensed or otherwise possesses all patents, copyrights, trademarks, trade names, domain names, trade secrets, including computer software programs and other proprietary data and other intellectual property rights necessary to conduct its business as currently conducted (the "Proprietary Information") without any conflict with or infringement of any intellectual property or other rights of others. Schedule 2.12(a) contains a complete list of all the Proprietary Information (including all patents, provisional patents and patents pending) necessary to the conduct of the Company's business as currently conducted or as proposed to be conducted.

     (b) To its knowledge, the Company has taken all appropriate security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, processes and technical data required to conduct its business. Except as set forth on Schedule 2.12(b) and for agreements with its own employees or consultants, there are no outstanding options, licenses or other similar agreements relating to the Proprietary Information, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as set forth on Schedule 2.12(b), the Company has not received any communications alleging that it has violated any of the patents, trademarks, service marks, trade names, domain names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware of any violation by a third party of any of its patents, licenses, trademarks, trade names, domain names, service marks, copyrights, trade secrets or other proprietary rights. The Company has the right to use the Proprietary Information, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of or acquired by the Company (although the Company has no such knowledge).

     (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or is subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of such employee's reasonable efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. To the Company's knowledge, none of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee.

     2.13 No Conflict of Interest.

     (a) Except as set forth on Schedule 2.13(a), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

     (b) Except as set forth on Schedule 2.13(b), the Company is not indebted, directly or indirectly, to any of its officers or directors or to such officers' or directors' respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's employees, officers or directors, nor any members of their immediate families, is, directly or indirectly, indebted to the Company. No member of the immediately family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     (c) Except as set forth on Schedule 2.13(c), neither the Company nor any of its officers or directors has any interest (other than as holders of less than 1% of the voting securities of a publicly traded company), either directly or indirectly, in any entity that currently (i) provides any services or designs, produces or sells any products or product lines that are the same or competitive with the business of the Company; (ii) is a supplier, customer or creditor of the Company; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the Company's business as is currently conducted or proposed to be conducted.

     2.14 Tax Returns. All tax returns, declarations, statements, reports, schedules, forms and information returns ("Returns") required by all U.S. federal, state and local and foreign jurisdictions (in each case, including all political subdivisions thereof) relating to all U.S. federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto ("Taxes"), if any, required to be filed by the Company prior to the Closing have been (or will be) timely filed, except Form 1120 for the fiscal year ended September 30, 2001 and the Franchise Tax Return for 2002, and such Returns are (or will be) true, complete and correct in all material respects. All Taxes shown on any such Returns to be due from the Company that are due and payable have been paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. The Company has not elected to be treated as a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its respective state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities within the past four years. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositaries. The Company is not a party to any agreement, contract, arrangement or plan that has resulted in or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exception in Sections 280G(b)(4) and 280G(b)(5) of the Code). Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business.

     2.15 Permits; Compliance with Laws. The Company has obtained and maintained in good standing all of its licenses, permits, consents, authorizations and any similar authority required to be obtained by it under federal, state and local laws and regulations (collectively, "Laws"), the lack of which would not have a material adverse effect on the assets, condition or affairs of the Company, financially or otherwise. The Company is in compliance with such Laws (except for such noncompliance which, individually or in the aggregate, will not have a material adverse effect on the Company's business, prospects, financial condition or results or operations), and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company under any of such Laws, other than any such actions or proceedings that, individually or in the aggregate, if adversely determined, would not have a material adverse effect on the business of the Company.

     2.16 Compliance with Other Instruments. Except as set forth on Schedule 2.16, the Company is not in breach or violation of any term of its Certificate of Incorporation or Bylaws; of any term or provision of any material indebtedness, indenture, mortgage, deed of trust, contract, agreement, instrument, judgment or decree to which the Company is a party or by which it or any of its properties or assets is bound; or any order, statute, rule, or regulation applicable to the Company, in each case where such breach or violation would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement, the Management Agreement and any Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby including, but not limited to, the issuance, sale and delivery of the Shares, do not conflict with and shall not result in a breach or violation of the terms, conditions or provisions of or constitute a default (or an event that, with the giving of notice or passage of time, or both, could result in a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of the Company's Certificate of Incorporation or Bylaws, or, to the Company's knowledge, any statute, law, rule or regulation; any state or federal order, judgment or decree; or any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its properties or assets is subject, in each case where such breach or violation would have a material adverse effect on the Company.

     2.17 Certain Action; Indebtedness. Except as set forth on Schedule 2.17 or in the Company's SEC Filings, the Company has not (i) declared or paid any dividends, authorized or made any distribution or incurred any liability to make a payment or distribution upon or with respect to any class or series of its capital stock (each, a "Restricted Payment"); (ii) incurred any indebtedness in excess of $35,000 individually or $70,000 in the aggregate; (iii) made any loans or advances to any person, other than advances to officers of the Company for travel expenses or other business-related advances in the ordinary course of business; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of this Section 2.17 and Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such sections.

     2.18 Changes. Except as set forth on Schedule 2.18 or in the Company's SEC Filings, since March 31, 2002, there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, assets, operating results or financial condition of the Company (as such business is presently or currently proposed to be conducted);

     (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, assets, operating results or financial condition of the Company (as such business is presently or currently proposed to be conducted);

     (d) any material adverse change to a Material Contract by which the Company or any of its assets is bound or subject;

     (e) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets, trade names, domain names or other intangible assets;

     (f) any declaration, setting aside or payment of any dividend or other distribution of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

     (g) any resignation or termination or to the Company's knowledge, any threatened or impending resignation or termination, of employment of any key officer of the Company;

     (h) any mortgage, pledge, granting of a security interest in or lien, created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (i) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

     (j) receipt of notice that a customer or supplier of the Company has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provisions of products or services to the Company, as the case may be;

     (k) any loans or guarantees made by the Company to or for the benefit of its employees, stockholders, officers or directors or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; or

     (l) any agreement or commitment by the Company to do any of the things described in this Section 2.18.

     2.19 Employees; Employee Compensation.

     (a) There is no strike, labor dispute or union organization activities pending with respect to or, to the Company's knowledge, threatened against the Company. The Company is not a party to any collective bargaining agreements covering any of its employees. None of the Company's employees belong to any union or collective bargaining unit.

     (b) To the Company's knowledge, no employee of the Company is obligated under any judgment, decree or order or any term of any employment contract, patent disclosure agreement or other contract or agreement that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's execution or delivery of this Agreement, the Management Agreement or any Ancillary Agreement, or the Company's businesses as currently conducted or proposed to be conducted. The Company is not actually aware that any of its employees are in violation of any term of any employment agreement, proprietary information agreement, non-competition agreement or any other agreement relating to such employee's relationship with any previous employer.

     (c) Except as set forth on Schedule 2.19(c), the Company is not party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, except the Company's Stock Option Plan, restricted stock purchase agreements and offer letters in the ordinary course of business. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made before their employment by the Company.

     2.20 Employee Benefit Plans.

     (a) Schedule 2.20 contains a current, correct and complete list of all Plans. "Plan" means each employee benefit plan or other similar arrangement (whether written or oral) to which the Company or any ERISA Affiliate (as defined below) is a party, by which any of them is bound, legally or otherwise; to which any of them contributes; or which any of them sponsors including, without limitation (i) any profit-sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers or agents, including but not limited to benefits relating to the Company's or ERISA Affiliates' automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance or other benefits, whether provided through the purchase of insurance or otherwise; (iii) any employment agreement not terminable on 30 (thirty) days' (or less) written notice; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). "ERISA Affiliate" means any entity required to be aggregated with the Company under
Section 414(b), (c) or (m) of the Code. The Company has delivered to the Purchaser current, correct and complete copies of all material documents with respect to such Plans.

     (b) Each Plan complies in all material respects with all applicable requirements of ERISA, the Code, other applicable laws and regulations, any requirements imposed by applicable governmental authorities and the agreements, instruments or other documents which govern the Plans. The Company and each ERISA Affiliate has performed all of its material obligations under all Plans, including but not limited to making all required contributions to each Plan on a timely basis. To the knowledge of the Company and the ERISA Affiliates, no event has occurred that will or could give rise to disqualification of any such Plan. With respect to each Plan that constitutes an "employee benefit plan" under ERISA Section 3(3) or a "plan" within the meaning of Code Section 4975(e)(1), no "prohibited transaction" (as defined in Code Section 4975(c)(1) or ERISA Section
406) has occurred. The execution and delivery of this Agreement and the issuance and sale of the Shares will not involve any such prohibited transaction.

     (c) There are no investigations, claims, lawsuits or actions (other than routine claims for benefits) pending or, to the Company's knowledge, threatened by any third party or any governmental authority against any Plans or their assets or arising out of such Plans or against any fiduciary of the Plans, and neither the Company nor the ERISA Affiliates are aware of facts which could give rise to any such actions.

     (d) The Company's and the ERISA Affiliates' group health plans have been operated in material compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") rules of Code Section 4980B and all other applicable laws. Except to the extent required under Code Section 4980B, neither the Company nor any ERISA Affiliate has any written health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Company or such ERISA Affiliate. Neither the Company nor any ERISA Affiliate has made any written agreements, covenants or commitments to provide retiree medical benefits that cannot be terminated at the discretion of the Company or such ERISA Affiliate, as applicable.

     (e) Neither the Company nor any ERISA Affiliate is or ever has been a party to any Plan that is (i) a Multiemployer Plan or (ii) a Pension Plan subject to ERISA Title IV, ERISA Section 302, or Code Section 412. A "Multiemployer Plan" means a multiemployer plan within the meaning of ERISA Section 4001(a)(3) to which the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or, during the preceding three (3) calendar years, has made or has been obligated to make contributions. A "Pension Plan" means an employee pension benefit plan as defined in ERISA Section 3(2) that the Company or any ERISA Affiliate sponsors or maintains or to which any of them makes, is making or is obligated to make contributions.

     2.21 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, in amounts (subject to reasonable deductibles) customary in the industry in which the Company competes.

     2.22 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (collectively, the "Environmental Laws"), and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 2.22 or in the Company's SEC Filings, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to its knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials that are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

     2.23 Real Property.

     (a) Schedule 2.23 hereto contains a true, correct and complete list of all real properties now owned, leased, subleased, operated or otherwise occupied by the Company (collectively, the "Real Properties"). No other Person has any oral or written right, agreement or option to acquire, lease, sublease or otherwise occupy all or any portion of such Real Properties. The Company has not received any written or oral notice for assessment for public improvements against any of the Real Properties which remains unpaid and, to the best knowledge of the Company, no such assessment has been proposed. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the Real Properties and, to the best knowledge of and the Company, no such proceeding is contemplated.

     (b) Accurate and current copies of all real property leases, subleases, licenses or other occupancy agreements (and all amendments thereto) listed on
Schedule 2.23 hereto have previously been delivered to Buyer (collectively, the "Leases"). The Company has not assigned its rights under any Leases. The Leases are in full force and effect and constitute binding obligations of the Company and the other parties thereto and (i) there are no defaults thereunder by the Company or to the best knowledge of the Company, by any other party thereto, and
(ii) no event has occurred which with notice, lapse of time, or both would constitute a default by the Company or, to the best knowledge of the Company, by any other party thereto.

     (c) (i) The Company has good, marketable and insurable legal and equitable
(A) fee simple title to the real property owned by such entity (the "Owned Real Property"), and (B) leasehold title to the property leased pursuant to the Leases (the "Leased Real Property"), in all cases, free and clear of any and all Liens, exceptions, items, encumbrances, easements, restrictions and other matters either of record or, to the best knowledge of the Company, not of record which, in the case of such matters not of record, either individually or in the aggregate, could prohibit or adversely interfere with Buyer's use of such property. No material default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements, if any, affecting all or any portion of the Real Properties.

     (ii) The zoning for the Real Properties are as set forth on Schedule 2.23 hereto and, to the best knowledge of the Company, the current zoning of each of the Real Properties permits the operator of such property for the current respective use thereof. The Company has not made any application for a rezoning of any of the Real Properties, does not have any knowledge of any proposed or pending change to any zoning affecting any of the Real Properties, and has no knowledge of any expropriation or condemnation or similar proceeding pending or threatened against any of the Real Properties or any part of the Real Properties.

     (iii) All utilities, including, without limitation, potable water, sewer, gas, electric, telephone, and other public utilities and all storm water drainage required by law or necessary for the operation of the Real Properties
(A) are installed, connected and operating, in good condition, and in compliance with all applicable laws, with all installation and connection charges paid in full, including, without limitation, connection and the permanent right to discharge sanitary waste into the collector system of the appropriate sewer authority, and (B) are adequate (in both quality and quantity) to service the Real Properties for their respective use in the business as presently conducted thereon.

     (iv) The Company has not conveyed or leased any rights in the oil, gas or other mineral rights with respect to the Real Properties (collectively, the "Minerals"). No person or entity has asserted to the Company, or to the best knowledge of the Company, to any other party, any rights in or to any Minerals and no person or entity has attempted to access, physically investigate, extract or remove any of the Minerals. To the best knowledge the Company, there is no person or entity which has any claim or other right to the Minerals.

     (v) Except as set forth on Schedule 2.23 hereto, there are no deeds of trust or mortgages which are a Lien upon the Real Properties that are owned by the Company.

     2.24 Development and Marketing Rights. The Company has not granted rights to develop, produce, assemble, license, distribute, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, produce, assemble, license, distribute, market or sell its products.

     2.25 Representations Regarding the Restructuring.

     (a) Company Corporation Actions. The Board of Directors of the Company, together with the stockholders of the Company, to the extent required by applicable law, have taken all actions necessary to effect the restructuring of the Company's indebtedness owed to JP Morgan Chase Bank, which restructuring was effectuated pursuant to that certain form of Amendment to Loan Agreement and related Loan Purchase Agreement attached hereto as Exhibit C (the "Restructuring Agreements").

     (b) Authority and Validity of the Restructuring Agreements. The Company has all requisite corporate power and authority to enter into the Restructuring Agreements and to perform the obligations thereunder and to consummate the transaction contemplated thereby. The execution and delivery of the Restructuring Agreements and all related documents and instruments and the consummation of the Reorganization contemplated thereby have been duly authorized by all necessary action on the part of the Company and, except as specifically set forth therein, no other approval is required for the performance by the Company or the holders of Common Stock of the Company of their respective obligations thereunder. The Restructuring Agreements and all related documents and instruments have been, and at Closing will be, duly executed and delivered by the Company and the other parties thereto. The Restructuring Agreements and all related documents and instruments, constitute, and at Closing will constitute, a valid and binding obligation of the Company, enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and with respect to the remedy of specific performance, equitable doctrines applicable thereto).

     (c) No Violations. Neither the execution and delivery of the Restructuring Agreements and all related documents and instruments by the Company nor the consummation of the Reorganization contemplated thereby will (i) violate any provisions of the charter or bylaws of the Company or (ii) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of, or give rise to any material note, debt instrument, indenture, security agreement, option to purchase, lease, deed of trust, material license or Material Contract to which the Company is a party or by which any of its assets is or may be bound, or (iii) result in the creation or imposition of any encumbrance of any kind based upon any assets of the Company under any indebtedness, liens, obligation, material contract or commitment to which the Company is a party or by which any of it or its assets is or may be bound, or (iv) violate any laws to which the Company may be subject.

     (d) Consents and Approvals of Governmental Authorities. Except as contemplated by the Restructuring Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Company in connection with the execution, delivery and performance of the Restructuring Agreements or all related documents and instruments or the consummation by the Company of the Reorganization.

     (e) Other Consents. No consent or waiver or approval of, or notice to, any third party is required or necessary to be obtained by the Company in connection with the execution and delivery of the Restructuring Agreements and the performance of the Company's obligations thereunder, except as may be required under contracts, agreements or instruments not material to the Company.

     (f) Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the Company's knowledge, threatened that question the validity of the Restructuring Agreements or any action taken or to be taken by the Company in connection therewith.

     2.26 Disclosure. The Company has provided the Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares and all information that the Company believes is necessary to enable the Purchaser to make such decision (it being understood and acknowledged that the Company has provided its due diligence materials only to the single counsel to the Purchaser and such counsel has made such materials generally available to the Purchaser for review). Neither this Agreement, the Management Agreement, the Ancillary Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith or in the Company's SEC Filings contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement herein or therein, when read together, not misleading in light of the circumstances under which they were made.

     3. Representations and Warranties and Covenants of Purchasers to the Company. The Purchaser hereby represents and warrants and covenants to the Company that as of the date such Purchaser executes this Agreement:

     3.1 Authorization. Such Purchaser has full power and authority to enter into this Agreement and the Management Agreement. All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Management Agreement has been taken or will be taken prior to Closing. Each such agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) to the extent the indemnification provision contained in the Management Agreement may be limited by applicable federal and state securities laws.

     3.2 Purchase Entirely for Own Account. Such Purchaser is purchasing the Shares for its own account, for investment purposes and not with a view to the resale or distribution of any part thereof. Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Shares, except in compliance with the Securities Act. By executing this Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or to any third person, with respect to any of the Shares.

     3.3 Disclosure of Information. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Purchaser to rely thereon.

     3.4 Investment Experience. Purchaser represents that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Purchaser is an investor in securities of thinly traded companies and turn around situations and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser also represents it has not been organized solely for the purpose of acquiring the Shares.

     3.5 Restricted Securities. Purchaser understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In addition, Purchaser represents that it is familiar with SEC Rule 144, as currently in effect and understands the resale limitations imposed thereby and by the Securities Act.

     3.6 Further Limitations on Disposition. Without in any way limiting the above, Purchaser further agrees not to make any disposition of all or any portion of the Securities, unless and until (i) such disposition will not require registration of such shares under the Securities Act and (ii) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.6 and Section 8 of this Agreement; provided, however, that this Section 3.6 shall be inapplicable if:

     (a) there is then in effect a Registration Statement under the Securities Act covering the proposed disposition of Shares and such disposition is made in accordance with such Registration Statement; or

     (b) the Shares are sold by Purchaser pursuant to, and in accordance with all of the requirements then applicable under, Rule 144.

     3.7 Legends. It is understood that the certificate(s) evidencing the Shares shall bear the legends substantially in the form set forth below:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     4. Indemnification.

     4.1 Indemnification of Purchaser Indemnitees. The Company agrees to indemnify and hold Purchaser and each of its directors, officers and affiliates (collectively, the "Purchaser Indemnitees") harmless against and in respect of any and all damages, losses, liabilities, obligations, costs, and expenses (including reasonable attorneys' fees) that the Purchaser Indemnitees may suffer or incur as a result of a breach by the Company of any of the representations, warranties or covenants set forth herein (notwithstanding any investigations made by or on behalf of the Purchaser Indemnitees).

     4.2 Indemnification of Company Indemnitee. The Purchaser Indemnitees agree to indemnify and hold the Company (and its directors, officers and affiliates) (collectively, the "Company Indemnitee") harmless against and in respect of any and all damages, losses, liabilities, obligations, costs, and expenses (including reasonable attorneys' fees) that the Company Indemnitee may suffer or incur as a result of a breach of any of the representations or warranties by the Purchaser Indemnitees set forth herein.

     5. Conditions of Purchasers Obligations at Closing. The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment on or before the applicable closing of each of the following conditions.

     5.1 Representations and Warranties. The representations and warranties of the Company in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 Compliance Certificate. The President of the Company shall deliver to each Purchaser at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2, 5.4 and 5.6 have been fulfilled and that there shall have been no material adverse change in the business of the Company or any subsidiary of the Company since March 31, 2002.

     5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained by the Company and be effective as of the Closing.

     5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser.

     5.6 Business Activities. The Company's business, assets, financial condition, operations, results of operations and prospects shall be substantially as represented to the Purchaser and no change to such business, assets, financial condition, operations, results of operations or prospects shall have occurred that, in the Purchaser's reasonable judgment, is or may be materially adverse to the Company.

     5.7 Management Agreement. The Company and the Purchaser shall have entered into the Management Agreement.

     5.8 Board of Directors. All but two of the directors of the Company shall have resigned effective as of the Closing and shall have acted to fill the vacancies created by such resignations with two designees of the Purchaser.

     5.9 Indemnification Agreements. The Company shall have entered into an Indemnification Agreement with each member of its Board of Directors, in form and substance substantially in the form attached hereto as Exhibit E.

     5.10 Good Standing. The Company shall deliver to the Purchaser at the Closing a certificate dated the date hereof certifying as to the Company's good standing in each of the States of Texas and those States in which the Company's business or operations require it to qualify as a foreign corporation.

     5.11 The Restructuring. The Company shall have entered into the Restructuring Agreements and the same shall be in full force and effect as of the Closing and the Restructuring Agreements shall not have been amended or modified. The transactions contemplated by the Restructuring Agreements shall have been duly consummated in accordance with the terms of such Restructuring Agreements.

     5.12 Evans Option Package. The Company shall have entered into the Evans Systems, Inc/J.L Evans, Sr. Agreement of June 22, 2002, that provides for the cancellation, conversion or assignment of all options and similar rights to purchase Common Stock beneficially owned by J.L. Evans, Sr. ("Evans") and the release of all claims that either party may have against the other.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell and issue the Shares at the Closing are subject to the fulfillment of each of the following conditions:

     6.1 Representations and Warranties. The representations and warranties of Purchaser in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     6.2 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7. Miscellaneous.

     7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.2 Governing Law. This Agreement and the transactions contemplated hereunder shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas. The parties hereto agree to waive all rights they may otherwise have to trial by jury in connection with any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or relating to this Agreement and the agreements and transactions contemplated hereby, whether grounded in tort, contract or otherwise.

     7.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.5 Notices. All notices, reports to be provided under Section 4.1, and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid; (b) upon delivery, if delivered by hand; (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid; or (d) one (1) business day after the business day of facsimile transmission (with confirmation), if delivered by facsimile transmission and provided that a copy is sent by first class mail, postage prepaid, and shall be addressed (i) if to a Purchaser, at such Purchaser's address or facsimile number as set forth on the signature page to this Agreement, with a copy to ______________________________, attn:
_______________________________, and (ii) if to the Company, at the address or facsimile number of the Company's principal corporate offices, or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above, with a copy to ____________________________________; attn: _______________________.

     7.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with the transactions contemplated by this Agreement, and each party agrees to indemnify and hold harmless any other party hereto from any liability for any commission or compensation in the nature of a finder's or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, or representative is responsible.

     7.7 Costs and Expenses. The Company shall pay in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby the fees and out-of-pocket expenses of Squire, Sanders & Dempsey L.L.P.

     7.8 Amendment and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

     7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.11 Survival of Warranties. The warranties, representations and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding anything to the contrary in this Section 7.11, no limitation or condition of liability provided in herein shall apply to the breach of any of the representations and warranties contained herein if such representation or warranty was made fraudulently or with intent to deceive.

     7.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Management Agreement or Ancillary Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     7.13 Third Party Beneficiaries. The Company hereby acknowledges that Cain, Smith & Strong II, L.P. ("CSS"), Focus Capital Group, LLC ("FCG") and Thomas Cain ("Cain") are relying on the truthfulness and accuracy of the Company's representations and warranties set forth in this Agreement for purposes of entering into separate transactions with the Company at or about the same time the Company is entering into the transactions contemplated by this Agreement. As such, CSS, FCG and Cain are third party beneficiaries of this Agreement and are entitled to take legal action against the Company for any breach of the Company's representations and warranties made herein as if such representations and warranties had been made directly to CSS, FCG or Cain in connection with the transactions such parties are entering into with the

Company. The Company hereby agrees to waive as a defense to any legal action brought by CSS, FCG and Cain any claim that such entities or persons are not third party beneficiaries of this Agreement.

     7.14 Legal Counsel. Each of the Company and Purchaser hereby acknowledge that Squire, Sanders & Dempsey L.L.P. ("SSD") is legal counsel to FCG only and that FCG has participated in facilitating the transactions contemplated by this Agreement and the transactions being entered into concurrently herewith by CSS and Cain. Each of the Company and Purchaser has had an opportunity to consult with its own legal counsel and to seek advice regarding this Agreement and the transactions contemplated hereby.




                           [Intentionally Left Blank]

     The parties have executed this Common Stock Purchase Agreement as of the date first above written.

COMPANY:                             EVANS SYSTEMS, INC.



                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------



PURCHASER:                           MAURITZ & COUEY

                                     By:
                                        --------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------
                                     Address:
                                             ---------------------------------

                                             ---------------------------------

                                             ---------------------------------

                                   EXHIBITS

                                    Omitted